UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 10, 2007 (July 9, 2007)
SPECTRA ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On July 9, 2007, Spectra Energy Partners GP, LLC (the “General Partner”), the general partner of Spectra Energy Partners, LP (the “Partnership”), elected Stewart A. Bliss as an independent director to its Board of Directors. Mr. Bliss will chair the Audit Committee and will serve on the Conflicts Committee of the Board of Directors. There is no arrangement or understanding between Mr. Bliss and any other persons or entities pursuant to which Mr. Bliss was appointed as a director. As a non-employee director, Mr. Bliss will receive compensation in accordance with the General Partner’s policies for compensating outside directors.
     The Partnership issued a press release announcing the appointment of Mr. Bliss to the Board of Directors of the General Partner on July 9, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release of Spectra Energy Partners, LP, dated July 9, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP
By:	Spectra Energy Partners (DE) GP, LP,
its general partner

By:	Spectra Energy Partners GP, LLC,
its general partner

/s/ Patricia M. Rice
Patricia M. Rice Secretary

Date: July 10, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Spectra Energy Partners, LP, dated July 9, 2007